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Exhibit 10.36

FIFTH AMENDMENT TO LEASE

        THIS FIFTH AMENDMENT TO LEASE (this "Fifth Amendment") is made as of the 18th day of December, 2007 (the "Fifth Amendment Date"), by and between THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership ("Landlord") and CUBIST PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS:

        WHEREAS, by a lease (the "Original Lease") dated as of January, 2004, California State Teachers' Retirement System ("Calsters") leased to Tenant approximately 15,475 rentable square feet of space, consisting of a portion of the second (Suite 2201-55) and fourth (Suite 4201-55) floors in the building known as 45-55 Hayden Avenue, Lexington, Massachusetts (the "Building"); and

        WHEREAS, Landlord has succeeded to the interests of Calsters as landlord under the Lease; and

        WHEREAS, the Original Lease has been amended by a First Amendment to Lease between Landlord and Tenant, dated as of September 29, 2005 (the "First Amendment"), and by a Second Amendment to Lease between Landlord and Tenant dated as of November 18, 2005 (the "Second Amendment"), and by a Third Amendment to Lease between Landlord and Tenant dated as of June 20, 2007 (the "Third Amendment"), and by a Fourth Amendment to Lease dated as of October 25, 2007, (the Original Lease, as so amended, being referred to as the "Lease"), pursuant to which the size of the premises demised under the Original Lease was increased to 108,502 rentable square feet (the "Existing Premises"). The Existing Premises consist of Suites 2201-55, 2200-55, 3000-55, 4201-55, 4200-55 and 4600-45; and

        WHEREAS, by letter dated as of April 27, 2006, and pursuant to the Second Amendment, Tenant elected to include Suite 2200-55 (also known as the Comet Space) in the Existing Premises for the remainder of the Lease Term; and

        WHEREAS, Landlord and Tenant now desire to further amend the Lease to, among other things, expand the size of the Existing Premises by adding thereto approximately 12,146 rentable square feet of space in Suite 1000-55 on the first floor of the Building (the "First Floor Space"), and to adjust the rent and certain provisions, all on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby agree as follows:

  1.
  Defined Terms.    All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Fifth Amendment shall have the meanings ascribed to them in the Lease, the Lease shall be amended to incorporate any additional definitions provided for in this Fifth Amendment, and all references in the Lease to the "Lease" or "this Lease" or "herein" or "hereunder" or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Fifth Amendment.

  2.
  Additional Terms and Definitions.    (a) From and after the Fifth Amendment Effective Date, the following terms set forth in "Article 1 Reference Data" of the Lease are hereby amended or added, as applicable, to have the following meanings:

PREMISES:	The following areas in the 55 Hayden Avenue portion of the Building: (i) Suite 2201-55 on the second floor and Suite 4201-55 on the fourth floor, (ii) Suite 4200-55 on the fourth floor of the Building, (iii) Suite 2200-55 on the second floor of the Building, and (iv) Suite 3000-55 on the third floor of the Building; and (v) Suite 4600-45 on the fourth floor of the 45 Hayden Avenue portion of the Building; and (vi) Suite 1000-55 on the first floor of the 55 Hayden Avenue portion of the Building. All such spaces are shown on Exhibit A-5, attached hereto and incorporated herein.
RENTABLE FLOOR AREA OF THE PREMISES:
Approximately 120,648 square feet of the 55 Hayden Avenue portion of the Building as follows (i) 6,755 rentable square feet on the second floor contained in Suite 2201-55, (ii) 8,720 rentable square feet on the fourth floor contained in Suite 4201-55 and 31,453 rentable square feet on the fourth floor of the Building contained in Suite 4200-55, (iii) 6,150 rentable square feet on the second floor of the Building contained in Suite 2200-55, (iv) 30,019 rentable square feet on the third floor of the Building contained in Suite 3000-55; (v) 25,405 rentable square feet on the fourth floor of the 45 Hayden Avenue portion of the Building contained in Suite 4600-45, and (vi) 12,146 rentable square feet on the first floor of the Building contained in Suite 1000-55;.
    (b)
    From after the Fifth Amendment Effective Date, the term "Annual Rent" for the Premises shall be as set on Schedule I to this Fifth Amendment. Notwithstanding the foregoing, so long as the Lease remains in full force and effect, and so long as no Actionable Event of Default (as defined in the Third Amendment) shall exist under the Lease, Landlord will waive the requirement that Tenant pay Annual Rent on the First Floor Space for the months of May and June, 2008. For the avoidance of doubt, for the period prior to May 1, 2008, Tenant shall owe the Annual Rent attributable to the First Floor Space on a pro-rated basis only for the period of time from the Fifth Amendment Effective Date through April 30, 2008.

  3.
  Right of First Offer.    Notwithstanding any provision of the Lease to the contrary (including without limitation Section 6 of the Third Amendment), Landlord and Tenant hereby agree that the G-1 Suspension Period is void and without further force or effect. In addition, Tenant's rights under Exhibit G-1 to the Lease (Right of First Offer) to the Lease with respect to (i) the portion of the second floor of the Building containing 8,017 rentable square feet (Suite 2500-45) which has been leased to Celerant, or (ii) the portion of the third floor of the 45 Hayden Avenue portion of the Building containing 19,815 rentable square feet (Suite 3000-45), which has been leased to NitroMed, shall be deemed to be revived and in full force and effect with respect to any future leasing (subject, however, to the existing rights and other qualifications set forth in the schedule of Rights of Existing Building Tenants annexed hereto as Schedule 2, which replaces in its entirety the similar schedule annexed to Exhibit G-1 to the Lease). Notwithstanding the foregoing, Tenant shall have no rights under Exhibit G-1 to lease approximately 2,805 rentable square feet of space located on the second floor of the Building and most recently occupied by Summit Mortgage.

  4.
  Operating Expenses and Real Estate Taxes.    From the Fifth Amendment Effective Date through April 30, 2008, Tenant's Annual Rent for the First Floor Space include amounts to cover Operating Expenses and Real Estate Taxes. Such amounts are agreed-upon fixed amounts and are not subject to adjustment or reconciliation. From and after April 30, 2008, Tenant's obligations under Section 4.2 of the Lease to pay Operating Expenses with respect to the First Floor Space shall be computed using the calendar year ending December 31, 2008 as a base year; and Tenant's obligations under Section 4.2 of the Lease to pay increases in Real Estate Taxes with respect to the First Floor Space shall be computed using the fiscal year ending June 30, 2008 as the base year.

  5.
  Effective Date; Delivery and Condition.    (a) The "Fifth Amendment Effective Date" shall be the later to occur of (i) January 1, 2008 and (ii) the date on which Zingdom Communications, Inc. (the "Existing Tenant") vacates the First Floor Space and Landlord delivers possession thereof to Tenant. If the Fifth Amendment Effective Date is delayed due solely to a holdover by the Existing Tenant, and if (without imposing on Landlord any obligation to do so) Landlord actually recovers any premium rent or other additional amount in the nature of rent from the Existing Tenant solely on account of such holding over, Landlord shall pay Tenant fifty percent (50%) of any net excess rent (i.e., after deducting Landlord's reasonable costs and expenses in recovering the same) above the Existing Tenant's base rent, actually received by Landlord due to such holdover. Such payment shall be made within thirty (30) days after Landlord's receipt of such excess rent from the Existing Tenant.

  (b)
  Tenant acknowledges that, except as explicitly provided in this Fifth Amendment and the Lease, it is leasing the First Floor Space in its current AS IS condition, without any representation or warranty whatsoever on the part of Landlord. Tenant currently occupies the Existing Premises and is fully familiar with their condition and that of the common areas of the Building, and Tenant acknowledges that, to the best of Tenant's knowledge (upon reasonable investigation and inquiry), the Existing Premises and the First Floor Space are in good condition and suitable for Tenant's uses. Without limiting the foregoing, Tenant agrees that Landlord has no obligation to perform any work in or to either the Existing Premises or the First Floor Space to prepare the same for Tenant's continued use and occupancy.

  (c)
  Landlord acknowledges that Tenant desires to make certain alterations or improvements in the First Floor Space to make the same more suitable for Tenant's occupancy. Such alterations or improvements may include tenant improvements to the First Floor Space, installation of fixtures in the First Floor Space, and architectural and engineering expenses in connection therewith (collectively, the "First Floor Improvements"). All First

      Floor Improvements shall be undertaken by Tenant in strict accordance with the applicable requirements of the Lease (including without limitation Sections 3.3 and 3.4). The First Floor Improvements shall be deemed substantially complete on that date on which the First Floor Improvements have been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant has taken occupancy of the First Floor Space, or any part thereof, without causing undue interference with Tenant's use of the First Floor Space or such part thereof. To the extent that (i) such work is substantially completed in accordance with such Lease requirements, and (ii) receipted invoices (and other material required under the Lease such as, but not limited to, lien waivers from any contractor or subcontractor performing the First Floor Improvements) showing the actual cost thereof are presented to Landlord during the Term of the Lease, and (iii) at the time of any advance of funds, there then exists (A) no Event of Default on the part of Tenant, nor (B) any Actionable Event of Default (as defined in the Third Amendment), Landlord shall reimburse Tenant, within thirty (30) days after receipt of each such invoice (together with lien waivers for all costs theretofore billed), for costs actually incurred by Tenant (excluding the costs of furniture), as evidenced by such invoices, in connection with the design and construction of the First Floor Improvements, but in no event shall Landlord be obligated to reimburse Tenant more than the lesser of (x) such actual cost, or (y) Two Hundred Six Thousand Four Hundred Eighty-two Dollars ($206,482.00), or $17.00 per square foot of Rentable Area in the First Floor Space (the "First Floor Improvements Allowance"). No portion of the First Floor Improvements Allowance may be applied to costs of purchasing or installing furniture or wiring/cabling for the First Floor Space. If the Existing Tenant's lease is terminated prior to January 1, 2008, Landlord shall grant Tenant reasonable access to the First Floor Space from and after such termination (and the Existing Tenant vacating the First Floor Space) for the purpose of commencing the First Floor Improvements. To the extent that Tenant has not requested disbursement of any portion of the First Floor Improvements Allowance prior to the expiration or earlier termination of the Lease, Landlord shall have no further obligation to reimburse Tenant for any such costs incurred by Tenant.

  6.
  Contingency.    Tenant acknowledges that the Fifth Amendment Effective Date occurring prior to May 1, 2008 is contingent on Landlord's ability to enter into a termination agreement with the Existing Tenant, on terms and conditions acceptable to Landlord in its sole discretion, pursuant to which the Existing Tenant would vacate and surrender possession of the First Floor Space on or before May 1, 2008.

  7.
  [Intentionally Omitted]

  8.
  Parking.    From and after the Fifth Amendment Effective Date, Section 10.19 of the Lease shall be amended by, in the first sentence thereto:

  (a)
  Replacing "three hundred twenty-five (325)" with "three hundred sixty-two (362);" and

  (b)
  Replacing "108,502" with "120,648."

  9.
  Brokers.    Tenant covenants, represents and warrants to Landlord that Tenant has had no dealings or communications with any broker or agent (other than Grubb & Ellis Company and Richards Barry Joyce & Partners) in connection with this Fifth Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent (other than the foregoing named brokers) claiming through the Tenant with respect hereto.

  10.
  Exhibits. Exhibit A-5 attached hereto is hereby substituted for Exhibit A-4 to the Lease. All references in the Lease to Exhibit A-1, A-2, A-3 or A-4 shall be replaced by references to Exhibit A-5.

  11.
  Successors.    This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment or other transfers of each party's rights under the Lease.

  12.
  Authority.    Each party represents and warrants to the other that each person executing this Fifth Amendment on behalf of such party has the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Fifth Amendment.

  13.
  No Further Amendment.    It is understood and agreed that all other conditions and terms contained in the Lease not herein specifically amended shall remain unmodified and in full force and effect, and the Lease, as modified by this Fifth Amendment, is hereby ratified and confirmed.

  14.
  Tenant Representations.    As a material inducement to Landlord entering into this Fifth Amendment, Tenant represents and certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line "Response to Specific Security Questions—Hayden Woods Corporate Center," contains the entire agreement between the parties hereto relating to the Premises and that, except for that certain Amended and Restated Declaration of Covenants and Easements between the Landlord's predecessor in title with respect to the Building and Tenant, as amended to date (the "Declaration") there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Tenant's knowledge, Landlord is not in default (continuing beyond the expiration of any applicable notice or grace periods) in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant has not assigned or pledged its leasehold interest under the Lease, or sublet or licensed or granted any other occupancy rights with respect to any or all of the Premises; (v) no consent or approval of any third party or parties is required in order for Tenant to enter into and be bound by this Fifth Amendment; and (vi) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

  15.
  Landlord Representations.    As a material inducement to Tenant entering into this Fifth Amendment, Landlord represents and certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line "Response to Specific Security Questions—Hayden Woods Corporate Center," contains the entire agreement between the parties hereto relating to the Premises and that, except for the Declaration, there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Landlord's knowledge, there exists no Event of Default or Actionable Event of Default on the part of Tenant in any respect in any of the terms, covenants and conditions of the Lease; (iii) no consent or approval of any third party or parties is required in order for Landlord to enter into and be bound by this Fifth Amendment; and (iv) Landlord has the right to lease the First Floor Space, as provided herein, to Tenant.

  16.
  Governing Law.    The Lease, this Fifth Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

  17.
  HVAC.    Landlord and Tenant acknowledge that letter from Tenant's counsel to Landlord's counsel dated August 13, 2007, with a subject line "45-55 Hayden Avenue, Lexington, MA," and the response from Landlord's counsel dated October 18, 2007.

  18.
  Counterparts.    This Fifth Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first above written.

LANDLORD:
The Realty Associates Fund VI, L.P., a Delaware limited partnership
By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner
	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager
		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager
		By:	/s/ Heather Hohenthal Officer Regional Director
By:	Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner
By:	/s/ Heather Hohenthal Officer Regional Director
TENANT:
CUBIST PHARMACEUTICALS, INC.
By:	/s/ David W.J. McGirr
Name: David W.J. McGirr Title: Senior Vice President and Chief Financial Officer

Exhibit A-5

Plans of Premises

[Floor Plans]

SECOND FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 2200 6,150 RSF

[Floor Plans]

SECOND FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 2201 6,755 RSF

[Floor Plans]

THIRD FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	MOTOROLA SUITE 3000 30,019 RSF

[Floor Plans]

FOURTH FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 4200 31,453 RSF

[Floor Plans]

FOURTH FLOOR 45-55 HAYDEN AVENUE LEXINGTON, MA	CUBIST SUITE 4201 8,720 RSF

[Floor Plans]

FOURTH FLOOR 45 HAYDEN AVENUE LEXINGTON, MA
CUBIST SUITE 4600-45	25,405 RSF

[Floor Plans]

CUBIST SUITE 1000-55	12,146 RSF

SCHEDULE I TO FIFTH AMENDMENT

Annual Rent

        Annual Rent for the Premises shall be the sum of the rents shown below for each portion of the Premises, determined as of the date in question.

As to Suites 2201-55, 4201-55 and 4200-55:

(a)
For the period from [Effective Date of First Amendment], 2006 through July 31, 2009:

(i)
As to Suite 2201-55 and Suite 4201-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
5/1/06—1/31/07	$371,400.00	$30,950.00	$24.00
2/1/07—1/31/08	$386,875.00	$32,238.58	$25.00
2/1/08—7/31/09	$402,350.00	$33,529.17	$26.00

        plus (ii) as to Suite 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
7/1/06—4/30/07	$723,419.00	$60,284.92	$23.00
5/1/07—4/30/08	$739,145.50	$61,595.46	$23.50
5/1/08—4/30/09	$754,872.00	$62,906.00	$24.00
5/1/09—7/31/09	$794,188.25	$66,182.35	$25.25
(b)
For the period after July 31, 2009, as to all of Suites 2201-55, 4201-55 and 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
8/1/09—4/30/10	$1,184,932.00	$98,744.33	$25.25
5/1/10—4/30/11	$1,208,396.00	$100,699.67	$25.75
5/1/11—4/30/12	$1,231,860.00	$102,655.00	$26.25
5/1/12—4/30/13	$1,267,056.00	$105,588.00	$27.00
5/1/13—4/30/14	$1,325,716.00	$110,476.33	$28.25
5/1/14—4/30/15	$1,384,376.00	$115,364.67	$29.50
5/1/15—4/30/16	$1,419,572.00	$118,297.67	$30.25

As to Suite 2200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
6/1/06—4/30/07	$140,415.00	$11,787.50	$23.00
5/1/07—4/30/08	$144,525.00	$12,043.75	$23.50
5/1/08—4/30/09	$147,600.00	$12,300.00	$24.00
5/1/09—4/30/10	$155,287.50	$12,940.63	$25.25
5/1/10—4/30/11	$158,362.50	$13,196.88	$25.75
5/1/11—4/30/12	$161,437.50	$13,453.13	$26.25
5/1/12—4/30/13	$166,050.00	$13,837.50	$27.00
5/1/13—4/30/14	$173,737.50	$14,478.13	$28.25
5/1/14—4/30/15	$181,425.00	$15,118.75	$29.50
5/1/15—4/30/16	$186,037.50	$15,503.13	$30.25

As to Suite 3000-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
Through 4/30/08	$780,494.00	$65,041.17	$26.00
5/1/08—4/30/09	$810,513.00	$67,542.75	$27.00
5/1/09—4/30/10	$825,522.50	$68,793.54	$27.50
5/1/10—4/30/11	$840,532.00	$70,044.33	$28.00
5/1/11—4/30/12	$900,570.00	$75,047.50	$30.00
5/1/12—4/30/13	$945,598.50	$78,799.88	$31.50
5/1/13—4/30/14	$975,617.50	$81,301.46	$32.50
5/1/14—4/30/15	$1,035,655.50	$83,304.63	$34.50
5/1/15—4/30/16	$1,065,674.50	$88,806.21	$35.50

As to Suite 4600-45

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
Through 4/30/09	$819,311.25	$68,275.94	$32.25
5/1/09—4/30/10	$844,716.25	$70,393.02	$33.25
5/1/10—4/30/11	$870,121.25	$72,510.10	$34.25
5/1/11—4/30/12	$895,526.25	$74,627.19	$35.25
5/1/12—4/30/13	$920,931.25	$76,744.27	$36.25
5/1/13—4/30/14	$946,336.25	$78,861.35	$37.25
5/1/14—4/30/15	$971,741.25	$80,978.44	$38.25
5/1/15—4/30/16	$997,146.25	$83,095.52	$39.25

As to Suite 1000-55

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
Through 4/30/08	$266,024.16	$22,168.68	N/A
5/1/08—4/30/09	$346,161.00	$28,846.75	$28.50
5/1/09—4/30/10	$352,234.00	$29,352.83	$29.00
5/1/10—4/30/11	$358,307.00	$29,858.92	$29.50
5/1/11—4/30/12	$364,380.00	$30,365.00	$30.00
5/1/12—4/30/13	$370,453.00	$30,871.08	$30.50
5/1/13—4/30/14	$376,526.00	$31,377.17	$31.00
5/1/14—4/30/15	$382,599.00	$31,883.25	$31.50
5/1/15—4/30/16	$388,672.00	$32,389.33	$32.00

SCHEDULE 2

RIGHTS OF EXISTING BUILDING TENANTS

Celerant	Option to Extend
8,017 sf—2nd Fl (45) Expiration 8/31/12	One 5 year term (thru August 31, 2017); Notice of exercise must be prior to 11/30/2011.
NitroMed	Option to Extend
19,815 sf—3rd Fl (45) Expiration 9/30/12	One 5 year term (thru September 30, 2017); Notice prior to September 30, 2011 required
Goodrich, LLC	Option to Extend
10,495 sf—3rd Fl (55) Expiration 11/30/09	One 7 year term (thru November 30, 2016); 12 mos. notice prior to expiration of current term required
Aon Consulting	Option to Extend
5,528 sf—2nd Fl (45) Expiration 7/31/2011	One 5 year term (thru July 31, 2016); 12 mos. notice prior to expiration of current term required
Spaulding and Slye	Option to Extend
14,092 sf—2nd Fl (55) Expiration 3/31/15	Two extension of 5 year terms (thru March 31, 2020 and March 31, 2025, respectively); each on 9 mos. notice prior to expiration of current term required
Spaulding and Slye	First Right to Lease
During the term of Spaulding and Slye's lease to the 14,092 sf on the 2nd floor of the 55 Hayden Avenue portion of the Building, Spaulding and Slye holds a first right to lease the following spaces in the Building:
• 8,017 sf—2nd Fl (45) (Celerant space)
• 5,528 sf—2nd Fl (45) (Aon Consulting space)
• 3,089 sf—2nd Fl (45) (FCG space—expires 1/31/09)
Spaulding and Slye must respond to the Landlord's notice of any such space becoming available within 14 days of such notice.

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  Exhibit 10.36